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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              HealthGate Data Corp.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                    04-3220927
----------------------------------------    -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


25 Corporate Drive, Suite 310, Burlington, Massachusetts            01803
--------------------------------------------------------      ------------------
        (Address of Principal Executive Offices)                  (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. |X|

Securities Act registration statement file number to which this form relates:

                                                       333-76899
                                            -----------------------------------
                                                    (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                     Name of Each Exchange on Which
    to be so Registered                     Each Class is to be Registered
    -------------------                     ------------------------------

            None                                         None
----------------------------              ------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $0.01 par value per share
    -------------------------------------------------------------------------
                                (Title of Class)




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in the prospectus included in the Registrant's Registration Statement on Form S-1 (Registration No. 333-76899) as originally filed with the Securities and Exchange Commission on April 23, 1999 and as subsequently amended (the "Registration Statement"), is hereby incorporated by reference in response to this item.

ITEM 2.  EXHIBITS

The following exhibits are filed as part of this registration statement:

    Exhibit Number                          Description
    --------------                          -----------

        3.1* Amended and Restated Certificate of Incorporation of the Registrant, dated March 14, 1995, as further amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 23, 1995, as further amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated October 17, 1995, as further amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated August 19, 1996, as further amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated December 19, 1996, as further amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated June 20, 1997, as further amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated March 26, 1998, as further amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 22, 1998, as further amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated April 2, 1999.

        3.2* Certificate of Amendment of Amended and Restated Certificate of Incorporation, in the form filed with the Secretary of State of the State of Delaware on December 23, 1999.

        3.3* Amended and Restated Certificate of Incorporation of the Registrant, in the form to be filed immediately prior to the offering made under the Registration Statement.

        3.4*    Amended and Restated Bylaws of the Registrant.

        3.5* Second Amended and Restated Bylaws of the Registrant, in the form to be effective upon the consummation of the offering made under the Registration Statement.

        4.1*    Specimen Common Stock certificate.

        4.2* Registration Agreement dated March 16, 1995 by and between the Registrant, David Friend and William Nelson.

        4.3* Registration Agreement dated October 18, 1995 by and between the Registrant and Nichols Research Corporation.

        4.4* Registration Agreement dated August 21, 1996 by and between the Registrant and certain investor signatories thereto.

        4.5* Registration Agreement dated December 20, 1996 by and between the Registrant and Blackwell Science, Ltd.

        4.6* Registration Agreement dated March 26, 1998 by and between the Registrant and Petra Capital, LLC.

        4.7* Registration Agreement dated April 7, 1999 by and between the Registrant, GE Capital Equity Investments, Inc., Blackwell Science, Ltd. and Blackwell Wissenschafts-Verlag GmbH.

        4.8* Amendment to Purchase Agreements and Registration Agreements dated as of March 23, 1998 by and among the Registrant and certain stockholder signatories thereto.

        4.10* Registration Agreement dated June 17, 1999 by and between the Registrant and General Electric Company.

        4.11* Registration Rights Agreement dated November 2, 1999 by and between the Registrant and CIS Holdings, Inc.

        4.12* Registration Agreement dated November 3, 1999 by and between the Registrant and Snap! LLC.

     * Incorporated by reference to the identically numbered exhibit to the Registration Statement.



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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    HEALTHGATE DATA CORP.


Date:  December 29, 1999            By:      /s/ William S. Reece
                                             ---------------------
                                             William S. Reece
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer